      As filed with the Securities and Exchange Commission on July 21, 1997.
                           Registration No. 333-_____
----============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                                CYTRX CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                               58-1642740
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             154 TECHNOLOGY PARKWAY
                             TECHNOLOGY PARK/ATLANTA
                             NORCROSS, GEORGIA 30092
          (Address, including zip code, of principal executive offices)

                                CYTRX CORPORATION
                           401(K) PROFIT-SHARING PLAN
                            (Full title of the plan)

                                                              Copy to:

          JACK J. LUCHESE                               GEORGE M. MAXWELL, JR.
         CYTRX CORPORATION                               ALSTON & BIRD LLP
        154 TECHNOLOGY PARKWAY                          ONE ATLANTIC CENTER
         TECHNOLOGY PARK/ATLANTA                    1201 WEST PEACHTREE STREET
         NORCROSS, GEORGIA 30092                    ATLANTA, GEORGIA 30309-3424
           (404) 368-9500                                  (404) 881-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                    Proposed               Proposed
                                                                    Maximum                Maximum
          Title of Securities                Amount to           Offering Price           Aggregate               Amount of
           to be Registered                be Registered          Per Share(1)        Offering Price(1)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value(2) (3)        100,000                $3.53                $353,000                 $106.97
-----------------------------------------------------------------------------------------------------------------------------------

(1) Determined in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee. The registration fee calculation is based upon the average of the reported high and low sales prices of the Registrant's Common Stock on July 15, 1997, as reported on the Nasdaq Stock Market's National Market System.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. These securities have no offering price and therefore, pursuant to Rule 457(h)(2), no separate registration fee is required.
(3) Includes a Series A Junior Participating Preferred Stock Purchase Right that accompanies each share of Common Stock.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated by reference into this registration statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Annual Report on Form 10-K of CytRx Corporation (the "Company" or the "Registrant") for the fiscal year ended December 31, 1996.

         (2) The Annual Report on Form 11-K of the CytRx Corporation 401(k) Profit-Sharing Plan (the "Plan") for the fiscal year ended December 31, 1996.

         (3) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996.

         (4) The descriptions of the Company's Common Stock and associated Series A Junior Participating Preferred Stock Purchase Rights contained in the Company's registration statements filed under the Exchange Act including all amendments or reports filed for the purpose of updating such descriptions.

         (5) All other documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.      DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Registrant was amended in 1986 so as to eliminate personal liability of the members of the Board of Directors to the fullest extent permitted by law. Specifically, Article Eleventh of the Certificate of Incorporation provides as follows:

         A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         In addition, the Certificate of Incorporation and By-Laws of the Registrant provide for indemnification of all officers and directors of the Registrant to the fullest extent permitted by law. In particular, Article Nine of the Certificate of Incorporation provides as follows:

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Article Five of the Corporation's By-Laws provides as follows:

                 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify, to the fullest extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                 2. MANDATORY ADVANCEMENT OF EXPENSES. Expenses reasonably and actually incurred by a director, officer, employee, or agent in the course of defending any suit under paragraph 1 of this Article V shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by the corporation. The corporation shall pay these expenses as they are incurred by the person who may be entitled to indemnification.

                 3. CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses expressly provided by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

                 4. INTENT OF BYLAW. The intent of this Article V is to provide the broadest possible rights to indemnification to the directors, officers, employees, and agents of the corporation permissible under the law of Delaware and not to affect any other right to indemnification that may exist.

         Section 145 of the Delaware General Corporation Law provides as follows:

                 (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of this board of directors or governing body for violations of a director's fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under Delaware General Corporation Law Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty, such as injunction or recession, are available.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.      EXHIBITS

         The exhibits included as part of this registration statement are as follows:

              Exhibit Number                         Description
              --------------                         -----------

                  4.1 Registrant's Certificate of Incorporation, as amended (included as
                                         Exhibit 3.1 to the Registrant's annual
                                         report on Form 10-K for the year ended
                                         December 31, 1995 (File No. 000-15327)
                                         and incorporated herein by reference).

                  4.2                    Registrant's Bylaws, as amended.

                  4.3 Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer & Trust Company as Rights Agent (included as Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997 (File No. 000-15327) and incorporated herein by reference).

                  4.4 Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock of CytRx Corporation (included as Exhibit 4.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997 (File No. 000-15327) and incorporated herein by reference).

                  5.1                    Opinion of Alston & Bird LLP.

                  5.2 Internal Revenue Service determination letter that the Plan is qualified under
                                         Section 401 of the Internal Revenue
                                         Code.

                 23.1                    Consent of Alston & Bird LLP (included
                                         in Exhibit 5 above).

                 23.2                    Consents of Ernst & Young LLP and
                                         Arthur Andersen LLP.

                 24 Power of Attorney (included on the signature page contained in Part II hereof).

ITEM 9.      UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 21st day of July, 1997.


                                      CYTRX CORPORATION



                                      By: /s/ Jack J. Luchese
                                          --------------------------------------
                                          Jack J. Luchese
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia on the 21st day of July, 1997.


                                      CYTRX CORPORATION
                                      401(k) PROFIT-SHARING PLAN



                                      By: /s/ Mark W. Reynolds
                                          --------------------------------------
                                          Mark W. Reynolds
                                          Plan Administrator


         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Jack J. Luchese and Mark W. Reynolds, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                      Capacity                              Date
                ---------                                      --------                              -----


/s/ Jack J. Luchese                              President, Chief Executive Officer and          July 21, 1997
-----------------------------------------------  Chairman of the Board of Directors
Jack J. Luchese                                  (Principal Executive Officer)

/s/ Mark W. Reynolds                             Chief Financial Officer and Secretary           July 21, 1997
-----------------------------------------------  (Principal Financial Officer and Principal
Mark W. Reynolds                                 Accounting Officer)

/s/ Jack L. Bowman                               Director                                        July 21, 1997
-----------------------------------------------
Jack L. Bowman

/s/ Raymond C. Carnahan, Jr.                     Director                                        July 21, 1997
-----------------------------------------------
Raymond C. Carnahan, Jr.

/s/ Max Link                                     Director                                        July 21, 1997
-----------------------------------------------
Max Link

/s/ Herbert H. McDade, Jr.                       Director                                        July 21, 1997
-----------------------------------------------
Herbert H. McDade, Jr.



                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

            Exhibit Number                          Description
            --------------                          -----------

                  4.1 Registrant's Certificate of Incorporation, as amended (included as
                                         Exhibit 3.1 to the Registrant's annual
                                         report on Form 10-K for the year ended
                                         December 31, 1995 (File No. 000-15327)
                                         and incorporated herein by reference).

                  4.2                    Registrant's Bylaws, as amended.

                  4.3 Shareholder Protection Rights Agreement dated April 16, 1997 between CytRx Corporation and American Stock Transfer & Trust Company, as Rights Agent (included as Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997 (File No. 000-15327) and incorporated herein by reference).

                  4.4 Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock of CytRx Corporation (included as Exhibit 4.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1997 (File No. 000-15327) and incorporated herein by reference).

                  5.1                    Opinion of Alston & Bird LLP.

                  5.2 Internal Revenue Service determination letter that the Plan is qualified under
                                         Section 401 of the Internal Revenue
                                         Code.

                 23.1                    Consent of Alston & Bird LLP (included
                                         in Exhibit 5 above).

                 23.2                    Consents of Ernst & Young LLP and
                                         Arthur Andersen LLP.

                 24 Power of Attorney (included on signature page of this Registration Statement).